UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2023

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 17, 2023, Ardelyx, Inc. (the “Company”) entered into a Third Amendment to Loan and Security Agreement (the “Third Amendment”), by and among the Company, as borrower, SLR Investment Corp. (“SLR”), as collateral agent and the lenders party thereto, which amends the Company’s Loan and Security Agreement, dated February 23, 2022.

The Third Amendment, among other things, (1) provides the Company with the option to draw an additional $50 million of committed senior secured term loans by March 15, 2024 (the “Term C Loan”), subject to the prior drawing of the existing $22.5 million senior secured term loan commitment (the “Term B Loan”); (2) provides the Company with the option to draw up to an additional $50 million of uncommitted senior secured term loans by December 31, 2026, subject to approval by SLR’s investment committee (the “Term D Loan”); and (3) extends the interest-only period for the two existing tranches, the Third Tranche and the Fourth Tranche to December 31, 2026, effective upon the Company’s decision to draw the Term B Loan.

The interest rate for the Term A Loan and Term B Loan is 7.95% plus a SOFR rate equal to 0.022% plus the 1-month SOFR reference rate, subject to a SOFR floor of 1.00%. The interest rate for the Term C Loan and the Term D Loan is 4.25% plus a SOFR rate equal to 0.022% plus the 1-month SOFR reference rate, subject to a SOFR floor of 4.70%. The Term A Loans, the Term B Loans, Term C Loans and Term D Loans are hereinafter referred to collectively as the “Term Loans”). The maturity date for the Term Loans is March 1, 2027 (the “Maturity Date”).

The Company is obligated to pay two hundred and fifty thousand dollars ($250,000) on the earliest of (1) the funding date of the Term C Loan, (2) March 15, 2024, and (3) the prepayment, refinancing, substitution or replacement of the Term B Loans on or prior to March 15, 2024. In addition, the Company will be obligated to pay 0.50% of the aggregate original principal amount of the Term D Loan commitment, if requested by the Company and approved by SLR, which shall be due on the earliest of (1) the funding of the Term D Loan, (2) if the Company requests and SLR provides the Term D Loan commitment, the day immediately preceding the amortization date, and (3) if the Company requests and SLR provides the Term D Loan commitment, the prepayment, refinancing, substitution or replacement of the Term C Loan on or prior to the date immediately preceding the amortization date. The Company is also obligated to pay a fee equal to 4.95% of the aggregate original principal amount of the Term Loans funded upon the earliest to occur of (1) the Maturity Date, (2) the acceleration of the Term Loans, and (3) the prepayment, refinancing, substitution, or replacement of the Term Loans.
The Company may voluntarily prepay the outstanding Term Loans, subject to a prepayment premium of (1) 3% of the principal amount of the Term Loans if prepaid prior to October 17, 2024, (2) 2% of the principal amount of the Term Loans if prepaid after October 17, 2024 through and including October 17, 2025, or (3) 1% of the principal amount of the Term Loans if prepaid after October 17, 2025 and prior to the Maturity Date.
The foregoing description of the Third Amendment is not complete and is qualified in its entirety by the full text of the Third
Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement, dated October 17, 2023, by and among the Company, SLR Investment Corp., as collateral agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2023	ARDELYX, INC.

	By:	/s/ Justin Renz
Justin Renz
Chief Financial and Operations Officer